Exhibit 99.1

Itron Names W. Mark Schmitz Chief Financial Officer

LIBERTY LAKE, Wash.--(BUSINESS WIRE)--September 8, 2014--Itron, Inc. (NASDAQ:ITRI) announced today that W. Mark Schmitz has been appointed executive vice president (EVP) and chief financial officer (CFO), effective immediately.

Schmitz joins Itron with 40 years of experience in finance and executive leadership roles across the manufacturing, service, retail and technology industries. He most recently served as the CFO of Alghanim Industries, a global, multi-industry corporation headquartered in Kuwait. During his tenure at Alghanim, he initiated new growth strategies for the company and built a world-class team with a culture of business engagement to help drive company performance. He previously served as CFO at several other global corporations, including The Goodyear Tire and Rubber Co., Tyco International Limited’s Worldwide Fire and Security Segment and Plug Power Inc. In addition, he held a number of financial leadership roles at General Motors over 25 years.

“Mark is an accomplished executive with a proven track record of success, including leading the finance organizations at several large, global manufacturers,” said Philip Mezey, Itron president and chief executive officer. “His experience developing and executing business and financial strategies will be valuable to Itron as we position our company for accelerated profitable growth with a greater focus on a full range of technology and services, creating even more value for our customers and shareholders. We are confident that Mark will help drive our business to the next level.”

“Itron has several important strategic initiatives underway and I am excited to join the company and help oversee the successful implementation of these efforts,” said Schmitz. “I look forward to working closely with Philip and the talented Itron team to contribute to the company’s growth and success.”

Schmitz succeeds Steven Helmbrecht as Itron’s CFO. Helmbrecht joined the company in 2002 and was named CFO in 2005. On April 24, 2014, Itron announced Helmbrecht’s departure from the company. He will remain with Itron through December 31, 2014 to facilitate a smooth transition.

Mezey added, “On behalf of Itron’s Board of Directors and management team, I want to thank Steve for his leadership and contributions to Itron and the finance organization during his tenure.”

About Itron

Itron is a world-leading technology and services company dedicated to the resourceful use of energy and water. We provide comprehensive solutions that measure, manage and analyze energy and water. Our broad product portfolio includes electricity, gas, water and thermal energy measurement devices and control technology; communications systems; software; as well as managed and consulting services. With thousands of employees supporting nearly 8,000 customers in more than 100 countries, Itron applies knowledge and technology to better manage energy and water resources. Together, we can create a more resourceful world. Join us: www.itron.com.

Forward Looking Statements

This release may contain forward-looking statements concerning our expectations about operations, financial performance, sales, earnings and cash flows. These statements reflect our current plans and expectations and are based on information currently available. The statements rely on a number of assumptions and estimates, which could be inaccurate, and which are subject to risks and uncertainties that could cause our actual results to vary materially from those anticipated. Risks and uncertainties include the rate and timing of customer demand for our products, rescheduling of current customer orders, changes in estimated liabilities for product warranties, changes in laws and regulations, our dependence on new product development and intellectual property, future acquisitions, changes in estimates for stock-based and bonus compensation, increasing volatility in foreign exchange rates, international business risks and other factors that are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2013 and other reports on file with the Securities and Exchange Commission. Itron undertakes no obligation to update publicly or revise any forward-looking statements, including our business outlook.

CONTACT:
Itron, Inc.
Vice President, Corporate Marketing and Public Affairs
Sharelynn Moore, 509-891-3524
sharelynn.moore@itron.com
or
Vice President, Investor Relations
Barbara Doyle, 509-891-3443
Barbara.doyle@itron.com